Exhibit 99.1

Fathom Holdings Reports First Quarter 2023 Results

-- Reiterates Adjusted EBITDA Breakeven in the Second Quarter of 2023, Cash Flow Breakeven in the Third Quarter of 2023 --

CARY, NC, May 10, 2023 – Fathom Holdings Inc. (Nasdaq: FTHM) (“Fathom” or the “Company”), a national, technology-driven, end-to-end real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings for brokerages and agents, today reported financial results for the first quarter ended March 31, 2023.

"Our strong results this quarter continue to demonstrate the power of our truly disruptive business model and how we’re able to succeed irrespective of the market environment," said Fathom CEO Joshua Harley. “During the first quarter we delivered revenue above our outlook and since the first quarter last year we grew our agent network 18 percent to approximately 10,628 agents, significantly beating domestic agent growth reported by many of our public peers. Even amidst the backdrop of a challenging residential real estate market, we continue to provide a compelling value proposition through innovation and an industry-leading commission model that continues to be resilient in this environment. In fact, March brought us our strongest growth through agent referrals in our company’s history. We are encouraged by some recent signs of stabilization across our markets along with the moderation in interest rates during the quarter. While we do not know where interest rates will go this year or whether we are close to the bottom in the housing market, we believe that Fathom has a long and positive runway ahead and our results this quarter give us confidence in reaching total company Adjusted EBITDA breakeven in the second quarter of 2023 and generating positive cash flow in the third quarter of 2023.”

"We continue to focus on our balance sheet given the dynamic real estate market conditions and recently completed a convertible note private placement to provide additional operating liquidity and flexibility as we execute on our goal of getting to breakeven," stated Fathom President and CFO Marco Fregenal. "We remain focused on disciplined expense management and are positioned for profitable growth ahead where we can start to show the operating leverage in our businesses.”

First Quarter 2023 Financial Results

Fathom's real estate agent network grew 18% to approximately 10,628 agents at March 31, 2023, up from approximately 9,006 agents at March 31, 2022. In spite of an overall market decline of 25% in real estate transactions from the 2022 first quarter, Fathom only saw a decrease of 15%, completing approximately 8,532 transactions for the 2023 first quarter. Total revenue decreased 14% for the 2023 first quarter to $77.5 million, from $90.1 million for 2022’s first quarter.

Segment revenue for the 2023 first quarter, compared with the 2022 first quarter was as follows:

	Three Months
	March 31,
(Revenue $ in thousands)	2023	2022
Real Estate Brokerage	$73,170	$84,044
Mortgage	1,464	2,864
Technology	756	645
Corporate and other services (a)	2,151	2,529
Total revenue	$77,541	$90,082

(a) Transactions between segments are eliminated in consolidation. Such amounts are eliminated through the Corporate and other services line.

GAAP net loss for the 2023 first quarter was $5.7 million, or a loss of $0.36 per share, compared with a loss of $6.0 million, or a loss of $0.37 per share, for the 2022 first quarter.

General and Administrative expense (G&A) totaled $9.6 million for the 2023 first quarter, compared with $10.6 million for the first quarter of 2022. G&A as a percentage of revenue remained relatively constant to the prior year at approximately 12% which is notable considering that revenue decreased by 14% in the first quarter of 2023. We began implementing our cost-reduction initiatives in the fourth quarter of 2022 and are committed to reaching Adjusted EBITDA breakeven in the second quarter of 2023.

Driven by many of the factors discussed above, Adjusted EBITDA, a non-GAAP measure, improved by $0.7 million, or 33%, to a loss of approximately $1.4 million for the 2023 first quarter, compared with an Adjusted EBITDA loss of approximately $2.1 million for the 2022 first quarter.

Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table providing a reconciliation of Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included in the tables at the end of this press release.

Q1 2023 and Recent Highlights

•	Fathom's real estate agent network grew 18% to approximately 10,628 agents at March 31, 2023, up from approximately 9,006 agents at March 31, 2022.
•	Fathom completed approximately 8,532 real estate transactions in the first quarter 2023, a 15% decrease relative to the first quarter 2022, as compared to an overall market decline of 25% (according to the National Association of REALTORS and the Census Bureau).
•	Commenced operations in Utah for Verus Title during the second quarter 2023.
•	Fathom Realty, the Company's real estate brokerage business, moved to the number two spot on The RealTrends 500 ranking of the top movers by sides in the U.S. from 2021 to 2022 and took the number four spot for largest independent brokerages by sides in 2022.
•	Fathom Realty was ranked as the 9th largest real estate firm overall in the United States by transactions in 2022 according to RISMedia’s 35th Annual Power Broker Report.

•	Fathom Realty is now operating in 37 states and the District of Columbia; Encompass Lending Group in 46 states and the District of Columbia; Dagley Insurance in 47 states and the District of Columbia; and Verus Title in 30 states and the District of Columbia.
•	In April 2023, completed a $3.5 million convertible note private placement, or $3.3 million after fees and expenses, with an existing longstanding investor which provides additional operating liquidity and financial flexibility.

Guidance/Long-Term Targets

Without giving a timeline for reaching this target, the Company reiterated that it believes it can generate Adjusted EBITDA exceeding $40.0 million per year at 100,000 to 110,000 transactions per year.

For the second quarter of 2023, Fathom expects total revenue in the range of $88 million – $90 million, and Adjusted EBITDA in the range of breakeven to $0.2 million.

Conference Call

Fathom management will hold a conference call at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today to discuss its financial results for the first quarter ended March 31, 2023.

Call Date: Wednesday, May 10, 2023

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

U.S. dial-in: 833-685-0908

International dial-in: 412-317-5742

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

A live audio webcast of the conference call will be available in listen-only mode simultaneously and available via the investor relations section of the Company’s website at www.FathomInc.com.

A telephone replay of the call will be available through May 17, 2023.

U.S. replay dial-in: 877-344-7529

International replay dial-in: 412-317-0088

Replay ID: 8297603

About Fathom Holdings Inc.

Fathom Holdings Inc. is a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title. For more information, visit www.FathomInc.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements," including, but not limited to, its ability to achieve breakeven Adjusted EBITDA in the second quarter of 2023 and cash flow breakeven in the third quarter of 2023, its ability to continue attracting agents and generating higher revenue, and its ability to continue to reduce costs, among others. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with general economic conditions, including rising interest rates; its ability to generate positive operational cash flow; risks associated with the Company's ability to continue achieving significant growth; its ability to continue its growth trajectory while achieving profitability over time; and other risks as set forth in the Risk Factors section of the Company's most recent Form 10-K as filed with the SEC and supplemented from time to time in other Company filings made with the SEC. Copies of Fathom's Form 10-K and other SEC filings are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
FTHM@gatewayir.com

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share data)

	Three Months Ended March 31,
	2023	2022
Revenue
Gross commission income	$73,170	$84,044
Other service revenue	4,371	6,038
Total revenue	77,541	90,082
Operating expenses
Commission and other agent-related costs	69,172	79,479
Operations and support	1,614	2,175
Technology and development	1,290	1,474
General and administrative	9,601	10,854
Marketing	716	1,163
Depreciation and amortization	695	572
Total operating expenses	83,088	95,717
Loss from operations	(5,546)	(5,635)
Other expense (income), net
Interest expense (income), net	(16)	1
Other nonoperating expense (income), net	159	336
Other expense (income), net	143	337
Loss before income taxes	(5,689)	(5,972)
Income tax expense (benefit)	12	25
Net loss	$(5,701)	$(5,997)
Net loss per share:
Basic	$(0.36)	$(0.37)
Diluted	$(0.36)	$(0.37)
Weighted average common shares outstanding:
Basic	16,011,068	16,323,157
Diluted	16,011,068	16,323,157

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share data)

	March 31,	December 31,
	2023	2022
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$6,723	$8,320
Restricted cash	78	60
Accounts receivable	3,410	3,074
Mortgage loans held for sale, at fair value	4,619	3,694
Prepaid and other current assets	3,466	3,668
Total current assets	18,296	18,816
Property and equipment, net	2,828	2,945
Lease right of use assets	5,175	5,508
Intangible assets, net	26,608	27,259
Goodwill	25,607	25,607
Other assets	55	52
Total assets	$78,569	$80,187
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,987	$3,343
Accrued and other current liabilities	3,814	3,403
Warehouse lines of credit	4,477	3,580
Lease liability - current portion	1,636	1,609
Long-term debt - current portion	269	564
Total current liabilities	14,183	12,499
Lease liability, net of current portion	4,843	5,241
Long-term debt, net of current portion	106	129
Other long-term liabilities	297	297
Total liabilities	19,429	18,166
Commitments and contingencies (Note 18)
Stockholders’ equity:
Common stock (no par value, shares authorized, 100,000,000; shares issued and outstanding, 18,071,111 and 17,468,562 as of March 31, 2023 and December 31, 2022, respectively)	-	-
Additional paid-in capital	112,446	109,626
Accumulated deficit	(53,306)	(47,605)
Total stockholders’ equity	59,140	62,021
Total liabilities and stockholders’ equity	$78,569	$80,187

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

FATHOM HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,701)	$(5,997)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,357	1,061
Non-cash lease expense	337	271
Gain on sale of mortgages	(831)	(1,181)
Stock-based compensation	2,820	2,407
Change in operating assets and liabilities:
Accounts receivable	(336)	(154)
Prepaid and other current assets	202	(371)
Other assets	(3)	80
Accounts payable	644	(410)
Accrued and other current liabilities	411	(65)
Operating lease liabilities	(374)	(225)
Mortgage loans held for sale	(37,179)	(61,488)
Proceeds from sale and principal payments on mortgage loans held for sale	37,083	67,713
Net cash (used in) provided by operating activities	(1,570)	1,641

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9)	(317)
Amounts paid for business and asset acquisitions, net of cash acquired	-	(1,572)
Purchase of intangible assets	(579)	(763)
Net cash used in investing activities	(588)	(2,652)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt	(318)	(467)
Net borrowings on warehouse lines of credit	897	(4,852)
Repurchase of common stock	-	(989)
Net cash provided by (used in) financing activities	579	(6,308)

Net decrease in cash, cash equivalents, and restricted cash	(1,579)	(7,319)
Cash, cash equivalents, and restricted cash at beginning of period	8,380	37,921
Cash, cash equivalents, and restricted cash at end of period	$6,801	$30,602

Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$11	$-
Income taxes paid	-	-
Amounts due to sellers	-	700
Capitalized stock-based compensation	-	51
Right of use assets obtained in exchange for new lease liabilities	4	-
Issuance of common stock for purchase of business	-	5,905
Reconciliation of cash and restricted cash:
Cash and cash equivalents	$6,723	$30,524
Restricted cash	78	78
Total cash, cash equivalents, and restricted cash shown in statement of cash flows	$6,801	$30,602

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FiNANCIAL MEASURES

(UNAUDITED)

(In thousands)

	Three Months
	March 31,
	2023	2022
Net loss	$(5,701)	$(5,997)
Other expense (income), net	143	337
Income tax expense (benefit)	12	25
Transaction-related cost	-	51
Depreciation and amortization	1,357	1,061
Stock based compensation	2,820	2,407
Adjusted EBITDA	$(1,369)	$(2,116)

Note about Non-GAAP Financial Measures

To supplement Fathom's consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors' overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other income and expense, income taxes, depreciation and amortization, share-based compensation expense, and transaction-related cost.

Fathom believes that Adjusted EBITDA provides useful information about the Company's financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by Fathom's management for financial and operational decision-making. Fathom believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense related to restricted stock awards and stock options, and transaction-related costs associated with the Company's acquisition activity, provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, gain on debt extinguishment and severance costs, if applicable.

Fathom is presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing its financial performance through the eyes of management, and because the Company believes this measure provides an additional tool for investors to use in comparing Fathom's core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock and restricted stock unit awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in Fathom's business and an important part of its compensation strategy;
•	Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of Fathom's growth strategy and therefore likely to occur; and
•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software, and acquisition related intangible asset costs, however, the assets being depreciated and amortized may have to be replaced in the future.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, for the three months ended June 30, 2023:

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(UNAUDITED)

(In thousands)

	Three Months Ended June 30, 2022
	Low	High
Net loss	$(5,650)	$(4,920)
Other expense income, net	200	100
Income tax expense (benefit)	100	20
Depreciation and amortization	1,600	1,500
Stock based compensation	3,750	3,500
Adjusted EBITDA	$-	$200